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                                                                    Exhibit 23.1

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated November 29, 2006 relating to the financial statements of Royal Bank of Canada, and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 40-F of Royal Bank of Canada for the year ended October 31, 2006 and to the use of our report dated December 14, 2006 relating to the supplemental financial statement schedule of Royal Bank of Canada appearing in the prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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Independent Registered Chartered Accountants

Toronto, Canada
December 14, 2006